EXHIBIT 32

                                  CERTIFICATION

                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report on Form 10-Q of Lucky Strike Explorations Inc. (the "Company") for the period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael Noble, as Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financialcondition and results of operations of the Company.


Date: August 5, 2010                    By: /s/ Michael Noble
                                            ------------------------------------
                                            Michael Noble
                                            Chief Executive Officer
                                            Chief Financial Officer

This certification accompanies each Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.